SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 19, 1997


                      LAS VEGAS ENTERTAINMENT NETWORK, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-21270                                          94-3123854
(Commission File Number)                      (IRS Employer Identification No.)


1801 Century Park East, 23rd Floor, Los Angeles, California            90067
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (310) 551-0011


No Exhibits included.



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Item 5.      Other Events.

             In a Current Report on Form 8-K dated January 15, 1997, the Company disclosed that on January 15, 1997 that through its wholly owned Nevada subsidiary Casino Co., made a 90-day secured loan of Two Million Nine Hundred Thousand Dollars ($2,900,000) to NPD, Inc. ("NPD"), in order to enable NPD to close the acquisition of 2,904,016 shares of the common stock of International Thoroughbred Breeders, Inc. ("ITB"), then representing twenty five percent (25%) of the outstanding stock of ITB. The loan was due on April 30, 1997. On June 19, 1997 NPD repaid the loan plus all accrued interest in full.



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Item 7.      Financial Statements and Exhibits.

             (a) (b)  Not Applicable.

             (c)      Exhibits

                      10.       Material Contracts

                                10.27 Loan Agreement between NPD and Casino-Co Corporation dated January 15, 1997 with related Secured Promissory Note, Security Agreement and Pledge Agreement(1).
                                10.28 Guaranty of Nunzio DeSantis in favor of Casino-Co Corpora-tion(1).
                                10.29 Option of NPD, Inc. in favor of Casino -Co Corporation(1).

(1) Incorporated by reference to the exhibits of the same number as filed with the January 15, 1997 10-QSB.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 23, 1997                     LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                                 By:   /s/ Carl A. Sambus
                                                       Carl A. Sambus
                                                       Chief Financial Officer

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